Exhibit 10.46
FIFTH AMENDMENT TO CREDIT AGREEMENT
     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of January 31, 2008 between SUNRISE SENIOR LIVING, INC. a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer (the “Administrative Agent”) for itself and certain additional lenders who are or shall be from time to time participating as lenders pursuant to the Credit Agreement as hereinafter defined (collectively with the Administrative Agent, the “Lenders”).
RECITALS
     A. The Lenders have made a Credit Facility available to the Company in the maximum principal sum at any one time outstanding of $250,000,000.
     B. The Credit Facility is governed by a Credit Agreement dated December 2, 2005 as amended by that certain First Amendment to Credit Agreement dated March 6, 2006, that certain Second Amendment to Credit Agreement dated January 31, 2007, that certain Third Amendment to Credit Agreement dated June 27, 2007 and that certain Fourth Amendment to Credit Agreement dated September 17, 2007 (as amended by this Agreement, and as further amended, modified, substituted, extended and renewed from time to time the “Credit Agreement”) by and between the Company and the Lenders.
     C. The Credit Facility is guaranteed by the Guarantors pursuant to the terms of the Credit Agreement.
     D. The Company and the Lenders have agreed to (i) modify the delivery deadlines for certain financial statements; (ii) waive delivery of certain other financial statements and (iii) and make such other changes to the Credit Agreement as are more particularly set forth herein.
     E. The Company has requested and the Lenders have agreed to reduce the maximum principal sum outstanding to the extent and for the period more particularly set forth herein.
     F. As a condition precedent to the agreements referenced above, the Administrative Agent has required that this Agreement be executed and delivered to the Administrative Agent on behalf of the Lenders.
AGREEMENTS
     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent hereby agree as follows:

     1. The above Recitals are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning under this Agreement.
     2. The Company represents and warrants to the Lender as follows:
          (a) The Company has the power and authority to execute and deliver this Agreement and perform its obligations hereunder;
          (b) The Credit Agreement, as amended by this Agreement, and each of the other Loan Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms;
          (c) All of the Company’s representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of the Company’s execution of this Agreement with the exception of representations and warranties regarding financial statements described in Section 6.5 of the Credit Agreement; and
          (d) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Credit Agreement or the other Loan Documents which has not been waived in writing by the Lender.
     3. The Company hereby acknowledges and agrees that pursuant to the terms of Sections 7.1 and 7.2 of the Credit Agreement the Company is required to deliver to the Administrative Agent certain quarterly and annual financial statements and certain Compliance Certificates within the time period specified therein. The Company, the Administrative Agent and the Lenders hereby agree to waive receipt of (a) all quarterly financial statements which were to have been submitted to the SEC for fiscal year 2006, and for the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007 and the Compliance Certificates to be delivered to the Administrative Agent in connection with such quarterly statements; and (b) the internally prepared draft financial statement for the fiscal quarter ending September 30, 2007 and related preliminary financial covenant Compliance Certificate for the fiscal quarter ending September 30, 2007.
     4. The Company, the Administrative Agent and the Lenders hereby agree to modify the delivery dates to the Administrative Agent of: (a) the annual financial statement for the Company for the fiscal year ending December 31, 2006, as such financial statement was submitted to the SEC, and (b) the Compliance Certificates to be submitted to the Administrative Agent with each such financial statement required pursuant to Section 7.2 of the Credit Agreement (collectively, the “Outstanding 2006 Financial Reports”). As amended by this Agreement, the Outstanding 2006 Financial Reports will be due no later than March 17, 2008.
     5. The Company, the Administrative Agent and the Lenders hereby agree to modify the delivery dates to the Administrative Agent of: (a) the annual financial statement for the Company for the fiscal year ending December 31, 2007, as such financial statement was submitted to the SEC, and (b) the Compliance Certificates to be submitted to the Administrative Agent with each such financial statement required pursuant to Section 7.2 of the Credit Agreement (collectively, the “Outstanding 2007 Financial Reports”). As amended by this Agreement, the Outstanding 2007 Financial Reports will be due no later than June 30, 2008.

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     6. The Company, the Administrative Agent and the Lenders hereby agree to modify the delivery dates to the Administrative Agent of: (a) the annual financial statement for the Company for the fiscal quarter ending March 31, 2008, as such financial statement was submitted to the SEC, and (b) the Compliance Certificates to be submitted to the Administrative Agent with each such financial statement required pursuant to Section 7.2 of the Credit Agreement (collectively, the “2008 First Quarter Financial Reports”). As amended by this Agreement, the 2008 First Quarter Financial Reports will be due no later than July 20, 2008.
     7. The Company, the Administrative Agent and the Lenders hereby agree that on or before March 17, 2008, the Company shall provide to the Administrative Agent, in form and detail satisfactory to Administrative Agent: (i) an internally prepared draft financial statement (balance sheet and income statement only) for the fiscal year ending December 31, 2007 and (ii) a preliminary financial covenant Compliance Certificate for the fiscal year ending December 31, 2007.
     8. The Company, the Administrative Agent and the Lenders hereby agree that on or before May 31, 2008, the Company shall provide to the Administrative Agent, in form and detail satisfactory to the Administrative Agent: (i) an internally prepared draft financial statement (balance sheet and income statement only) for the fiscal quarter ending March 31, 2008 and (ii) a preliminary covenant Compliance Certificate for the fiscal quarter ending March 31, 2008.
     9. The Company, covenants and agrees to provide to the Administrative Agent on March 10, 2008 a formal report on the status of completion and filing by March 17, 2008 of the Outstanding 2006 Financial Reports.
     10. The Company, the Administrative Agent and the Lenders hereby agree that through the Maturity Date, the Company shall deliver, within forty-five (45) days after the end of each month, internally prepared operating data that reflects revenue, expense, margin, average daily rate and occupancy for only such Senior Living Facilities, on an aggregate basis, in which the Company or its affiliates have an ownership interest and which operated in both the current month and the corresponding month of the previous fiscal year in comparative form for both periods fairly presenting the financial condition of such Senior Living Facility. The Administrative Agent and the Lenders hereby waive the untimely receipt of such monthly reports for the month of October 2007.
     11. The Company has requested and the Administrative Agent and the Lenders have agreed that effective as of 12 Noon, Eastern Time on February 20, 2008, the Outstanding Amount shall not exceed $160,000,000 in the aggregate until such time as the Administrative Agent acknowledges in writing receipt of the Outstanding 2006 Financial Statements and the Outstanding 2007 Financial Statements, at which time the maximum Outstanding Amount shall again be $250,000,000. The foregoing notwithstanding, the Company shall at all times owe and shall pay when due the Unused Fee calculated by the Administrative Agent as if the maximum Outstanding Amount were $250,000,000.

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     12. The Company, the Administrative Agent and the Lenders agree that effective as of February 1, 2008, until the end of the Interest Period in which the Administrative Agent acknowledges in writing receipt of the Outstanding 2006 Financial Statements and the Outstanding 2007 Financial Statements and notwithstanding anything in the Credit Agreement to the contrary, the Applicable Rate shall be as follows: (a) the Eurodollar Rate Loans Margin shall be 275 basis points and (b) the Base Rate Loans Margin shall be 125 basis points.
     13. In consideration of the waivers set forth herein the Company agrees that anything to the contrary set forth in Section 9.1(c) (Other Defaults) of Credit Agreement notwithstanding, all of the dates set forth in this Agreement for delivery of financial reports of any kind shall be absolute. Failure to deliver any such reports as herein provided shall constitute an Event of Default and the Company shall not be entitled to notice for failure to deliver such reports or any automatic cure period unless expressly agreed to in writing by the Administrative Agent and the Required Lenders.
     14. The Company, the Administrative Agent and the Lenders hereby agree that the Company shall pay to the Administrative Agent for the account of each Lender that executes this Agreement, in accordance with its Applicable Percentage, a fee equal to twenty-five (25) basis points.
     15. Except as specifically set forth herein, the terms, provisions and covenants of the Credit Agreement, including, but not limited to, all financial covenants and definitions related thereto, are hereby ratified and confirmed and remain in full force and effect.
     16. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.
     17. By their signatures below, the Guarantors consent to the transactions contemplated by and the agreements made by the Company under this Agreement and ratify, confirm and reissue their guaranty as set forth in the Credit Agreement.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal by their duly authorized representatives as of the date and year first written above.

COMPANY: SUNRISE SENIOR LIVING, INC.
By:	/s/ Richard J. Nadeau		(Seal)
	Name:	Richard J. Nadeau
	Title:	Chief Financial Officer

GUARANTORS: SUNRISE SENIOR LIVING MANAGEMENT, INC.
By:	/s/ Daniel Schwartz		(Seal)
	Name:	Daniel Schwartz
	Title:	President

SUNRISE SENIOR LIVING INVESTMENTS, INC.
By:	/s/ William D. Shields		(Seal)
	Name:	William D. Shields
	Title:	Vice President

SUNRISE DEVELOPMENT, INC.
By:	/s/ William D. Shields		(Seal)
	Name:	William D. Shields
	Title:	President

SUNRISE SENIOR LIVING SERVICES, INC.
By:	/s/ Daniel Schwartz		(Seal)
	Name:	Daniel Schwartz
	Title:	President

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Kristine Thennes		(Seal)
	Name:	Kristine Thennes
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender in its own right and as successor by merger to Lasalle Bank National Association
By:	/s/ Michael J. Landini	(Seal)
Michael J. Landini
Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Frank S. Kaulback III
Frank S. Kaulback III
Senior Vice President

HSBC BANK USA, N.A., as a Lender
By:	/s/ John P. Northington
John P. Northington
Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender in its own right and as successor by merger to First Horizon Bank, formerly a division of First Tennessee Bank, N.A.
By:	/s/ Matthew D. Pipitone
Matthew D. Pipitone
Banking Officer

CHEVY CHASE BANK, F.S.B., as a Lender
By:	/s/ Ellen-Elizabeth B. Lee
Ellen-Elizabeth B. Lee
Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender, in its own right and as successor by merger to Farmers & Mechanics Bank
By:	/s/ Michael J. Elehwany
Michael J. Elehwany
Vice President

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